Exhibit 99.1

Axcella Announces Reverse Stock Split Effective September 19, 2023

– AXLA common stock expected to begin trading on a split-adjusted basis on September 19, 2023 –

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Sep. 14, 2023-- Axcella Therapeutics (Nasdaq: AXLA), a clinical-stage biotechnology company focused on pioneering a new approach to address the biology of complex diseases using compositions of endogenous metabolic modulators (EMMs), today announced that its Board of Directors has approved a 1-for-25 reverse stock split of the Company’s common stock. The reverse stock split will become effective at 5:00 p.m. Eastern Time on September 18, 2023, after close of trading on The Nasdaq Global Market. The Company’s common stock is expected to commence trading on a split-adjusted basis when the markets open on September 19, 2023 under the existing trading symbol “AXLA.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 05454B204.

The primary goal of the reverse stock split is to increase the per share market price of the Company’s common stock to meet the minimum per share bid price requirement for continued listing on The Nasdaq Global Market. The reverse stock split was approved by the Company’s stockholders at its annual meeting of stockholders held on September 11, 2023. On September 11, 2023, following the annual meeting, the Company’s Board of Directors approved the reverse stock split at the ratio of 1-for-25. As a result of the reverse stock split, every twenty-five shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of the Company’s common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the number of authorized shares of common stock or the par value of the common stock. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price per share of the common stock (as adjusted to give effect to the reverse stock split) on The Nasdaq Global Market on September 18, 2023, the last trading day immediately preceding the effective time of the reverse stock split.

Computershare Trust Company, N.A. (“Computershare”), the Company’s transfer agent, is acting as the exchange agent for the reverse stock split. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. Additional information about the reverse stock split can be found in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2023, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://axcellatx.com/.

Internet Posting of Information

Axcella uses the “Investors and News” section of its website, www.axcellatx.com, as a means of disclosing material nonpublic information, to communicate with investors and the public, and for complying with its disclosure obligations under Regulation FD. Such disclosures include, but may not be limited to, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, and public conference calls and webcasts. The information that we post on our website could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

About Axcella Therapeutics (Nasdaq: AXLA)

Axcella is a clinical-stage biotechnology company focused on pioneering a new approach to address the biology of complex diseases using compositions of endogenous metabolic modulators (EMMs). The company’s unique model allows for the evaluation of its EMM compositions through non-IND clinical studies or IND clinical trials. For more information, please visit www.axcellatx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements concerning the expected timing of the reverse stock split, the impact of the reverse stock split on the Company’s share price, and the Company’s ability to meet the minimum per share bid price requirement for continued listing on The Nasdaq Global Market.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential volatility of our common stock; and the potential delisting of our common stock from The Nasdaq Global Market. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, and our other reports filed with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact

ir@axcellatx.com

(857) 320-2200